Exhibit 10.41

ALION SCIENCE AND TECHNOLOGY CORPORATION
PERFORMANCE SHARES AND RETENTION PHANTOM STOCK PLAN

     The Alion Science and Technology Corporation Performance Shares and Retention Phantom Stock Plan (the “Plan”) is hereby established by Alion Science and Technology Corporation, a Delaware corporation (the “Company”), effective as of November 9, 2004.

ARTICLE 1
PURPOSE

     The purpose of the Plan is to attract and retain key management employees of the Company and to provide such persons with a proprietary interest in the Company and an incentive to increase shareholder value through the granting of phantom shares of common stock of the Company (“Phantom Stock”), based on the appreciation of the per share price of Alion Common Stock over a given period of time.

ARTICLE 2
DEFINITIONS

     For the purpose of the Plan, unless the context requires otherwise, the following terms shall have the meanings indicated:

2.1 “Administrator” shall mean the compensation committee of the Board unless the Board resolves to act itself as the Administrator.

2.2 “Affiliate” means any entity, whether now or hereafter existing, which at the time of reference, controls, is controlled by, or is under common control with, Alion (including, but not limited to, subsidiaries, joint ventures, limited liability companies, and partnerships).

2.3 “Award” means a grant of the opportunity to receive Performance Share Phantom Stock or Retention Phantom Stock under this Plan.

2.4 “Board” means the board of directors of the Company.

2.5 “Cause” or “Just Cause” shall have the same meaning as defined in the relevant Participant’s Employment Agreement.

2.6 “Change in Control” shall mean and shall be deemed to have occurred if at any time for whatever reason:

(i)	any Person (other than the Holder, or any of the Holder’s direct assignees or transferees), or the Trust, together with their “affiliates” within the meaning of Rule 12b-2 of the Commission under the Exchange Act) shall acquire beneficial ownership (including beneficial ownership resulting from the formation of a “group” within the meaning of Rule 13d-5 of the Securities Exchange Commission (“SEC”) under the Exchange Act) of more than fifty percent (50%) of the combined voting power of the outstanding capital stock of the Company, ordinarily having the right to vote at any election of directors;

(ii)	there is a sale of all or substantially all of the Company’s assets, directly or indirectly through one or more transactions whether or not concurrent; or

(iii)	there is a liquidation or dissolution of the Company.

For these purposes, the term “Person” shall mean an individual, a corporation, an association, a joint-stock company, a business trust or other similar organization, a partnership, a limited liability company, a joint venture, a trust, an unincorporated organization or a government or any agency, instrumentality or political subdivision thereof. This definition is intended to meet all requirements set forth in Treasury Regulations promulgated by the Secretary of the Treasury under Section 409A of the Internal Revenue Code of 1986, as amended, and will be deemed to be amended as such upon final publication of such Regulations.

2.7 “Code” means the Internal Revenue Code of 1986, as amended and any successor Code, and related rules, regulations and interpretations.

2.8 “Common Stock” means the voting common stock, $0.01 par value per share, of the Company, subject to adjustments pursuant to the Plan.

2.9 “Company” means Alion Science and Technology Corporation, a Delaware corporation.

2.10 “Date of Grant” means the effective date on which an Award is made to a Participant as set forth in the applicable Phantom Stock Agreement.

2.11 “Disability” of a Participant means the Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Corporation.

2.12 “Employee” shall mean any person who is employed by the Company, is on the Company’s payroll, and whose wages are subject to withholding under the Federal Insurance Contributions Act, codified in Code § 3121.

2.13 “Employer” shall mean the Company and any successor entity that adopts the Plan.

2.14 “Employment Agreement” shall mean the employment contract specifying the terms of Participant’s employment with Employer.

2.15 “Fair Market Value” on any given date means the value of one share of Common Stock as determined by the Administrator in its sole discretion. Unless otherwise determined by the Administrator, the value shall be as set forth in the last preceding appraisal of the Common Stock, which shall be done at least annually.

2.16 “Payment Date” shall mean the date specified in the Performance Share Phantom Stock Agreement or Retention Phantom Stock Agreement executed by the Company and the Participant as of the initial Date of Grant, for the conversion of Performance Share Phantom Stock and/or Retention Phantom Stock into an amount certain in cash. The Payment Date shall not be earlier than the date on which the Participant becomes 100% vested in the Performance Share Phantom Stock or Retention Phantom Stock covered by the respective Phantom Stock Agreement, except in the event of the Participant’s Death, Disability, Involuntary Termination of Employment Without Cause, or change in Control as defined in Section 2.6 of this Plan, as set forth in the respective Phantom Stock Agreement at Date of Grant. Nothing in this Plan shall be construed to require an identical Payment Date for any grants of Performance Share Phantom Stock or Retention Phantom Stock as of a particular date.

2.17 “Participant” shall mean an Employee of the Company who has an Employment Agreement to whom an Award is granted under this Plan.

2.18 “Performance Share Phantom Stock Agreement” or “Retention Phantom Stock Agreement” (collectively referred to as “Phantom Stock Agreement”) means the agreement between the Company and the Participant pursuant to which the Company authorizes an Award hereunder. Each Phantom Stock Agreement entered into between the Company and a Participant with respect to an Award granted under the Plan shall incorporate the terms of this Plan and shall contain such provisions, consistent with the provisions of the Plan, as may be established by the Administrator. Provisions in any Phantom Stock Agreement relating to matters such as non-competition, non-solicitation and protection of intellectual property are hereby deemed to be consistent with the Plan.

2.19 “Performance Share Phantom Stock” or “Retention Phantom Stock” (collectively referred to as “Phantom Stock”) means a unit granted to a Participant that entitles the Participant to receive a payment in cash equal to the Fair Market Value of a share of Common Stock on the date the respective grants of Phantom Stock pay out.

2.20 “Plan” means the Alion Science and Technology Corporation Performance Shares and Retention Phantom Stock Plan, as amended from time to time.

2.21 “Proprietary Information” means any non-public information concerning Alion or its affiliates, including, without limitation, non-public information concerning its client or customer lists, solicitation and contact lists, business plans and strategies, marketing and solicitation techniques, research information, project data and information, or any other information which gives or may give Alion and advantage against its competitors.

2.22 “Target Performance Share Award” means the nominal shares awarded to a participant on a grant date pursuant to a Performance Share Phantom Stock Agreement, which shares are subject to vesting upon the achievement of a predetermined Fair Market Value price per share of Alion Common Stock. Failure to achieve the minimum threshold price shall result in the vesting of no Performance Phantom shares under the Plan. Achievement of a Fair Market Value per share equal to the predetermined target price per share shall result in the vesting of Performance Phantom Shares equal to the number of Target Performance Shares. Achievement of a Fair Market Value per share in excess of the predetermined target price per share shall result in the vesting of Performance Phantom Shares in excess of the number Target Performance Shares up to the maximum percentage specified in the underlying Performance Share Phantom Stock Agreement.

2.23 “Termination of Employment” means cessation of performance of services for the Company. For purposes of maintaining a Participant’s continuous status as an Employee and accrual of rights under any Award granted pursuant to the Plan, transfer of an Employee among Alion and any of its Affiliates shall not be considered a Termination of Employment with the Company.

2.24 “Valuation Date” shall mean a date as of which the Fair Market Value of Common Stock of the Company is determined.

ARTICLE 3
ADMINISTRATION

3.1 General. The Plan shall be administered by the Administrator. The Administrator shall have the full and final authority, in its discretion, to interpret conclusively the provisions of the Plan; to adopt such rules for carrying out the Plan as it may deem advisable; to decide all questions of fact arising in the application of the Plan; and to make all other determinations necessary or advisable for the administration of the Plan.

3.2 Procedure. The Administrator shall meet at such times and places and upon such notice as it may determine. A majority of the members of the Board or committee serving as Administrator hereunder shall constitute a quorum. Any acts by the Administrator may be taken at any meeting at which a quorum is present and shall be by majority vote of those members entitled to vote. Additionally, any acts reduced to writing or approved in writing by all of the members of the Board or committee serving as Administrator hereunder shall be valid acts of the Administrator. Members of the Board or committee who are either eligible for Awards or have been granted Awards may vote on any matters affecting the administration of the Plan or the grant of Awards pursuant to the Plan, except that no such member shall act upon the granting of an Award to himself or herself, but any such member may be counted in determining the existence of a quorum at any meeting of the Administrator during which action is taken with respect to the granting of an Award to him or her.

3.3 Duties. The Administrator shall have full power and authority to administer and interpret the Plan and to adopt such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Administrator deems necessary or advisable, all within the Administrator’s sole and absolute discretion. The

Administrator shall have full power and authority to take all other actions necessary to carry out the purpose and intent of the Plan, including, but not limited to, the authority to:

(i)	construe the Plan and any Award under the Plan;

(ii)	select the Employees of the Company to whom Awards may be granted and the time or times at which Awards shall be granted;

(iii)	determine the number of shares of Common Stock to be covered by or used for reference purposes for any Award;

(iv)	determine and modify from time to time the terms and conditions, including restrictions, of any Award and to approve the form of Phantom Stock Agreements;

(v)	impose limitations on Awards, including limitations on transfer provisions;

(vi)	modify, extend or renew outstanding Awards, or accept the surrender of outstanding Awards and substitute new Awards subject to restrictions or limitations of the Code; or

(vii)	prescribe, amend and rescind rules and regulations relating to the Plan.

3.4 Limited Liability. To the maximum extent permitted by law, no member of the Board or committee serving as Administrator hereunder shall be liable for any action taken or decision made in good faith relating to the Plan or any Award.

3.5 Effect of Administrator’s Decision. All actions taken and decisions and determinations made by the Administrator on all matters relating to the Plan pursuant to the powers vested in it hereunder shall be in the Administrator’s sole and absolute discretion and shall be conclusive and binding on all parties concerned, including the Company, its stockholders, any Participants in the Plan and any other employee of the Company, and their respective successors in interest.

ARTICLE 4
PARTICIPATION

Individual Participants in the Plan shall be selected by the Administrator in its sole discretion from key executive Employees of the Company. Awards may be granted by the Administrator at any time and from time to time to new Participants, or to existing Participants, or to a greater or lesser number of Participants, and may include or exclude previous Participants, as the Plan Administrator shall determine. Except as required by this Plan, Awards granted at different times need not contain similar provisions.

ARTICLE 5
GRANT OF PHANTOM STOCK

5.1 Shares Subject to the Plan.

     (a) Subject to adjustments as provided in Article 10, the shares of Common Stock that may be used for reference purposes with respect to Awards granted under the Plan shall not exceed 2.0 million shares of Common Stock outstanding on a fully diluted basis (assuming the exercise of any outstanding options, warrants and rights including, without limitation, SARs, and assuming the conversion into Common Stock of any outstanding securities convertible into Common Stock) from time to time. If any Award, or portion of an Award, under the Plan expires or is forfeited or otherwise terminated, surrendered or canceled without the delivery of consideration, the shares of Common Stock that are used for reference purposes for such Award shall thereafter be available for further Awards under the Plan.

     (b) No actual shares of Common Stock are reserved hereunder. References to shares of Common Stock are for accounting and valuation purposes only, and do not grant any voting or other rights associated with ownership of Common Stock.

5.2 Grant of Award. The grant of an Award shall be authorized by the Administrator and shall be evidenced by a Performance Share Phantom Stock Agreement or a Retention Phantom Stock Agreement in a form approved by the Administrator, between the Company and the Participant. Each such Phantom Stock Agreement shall set forth its Date of Grant, the number of shares of Retention Phantom Stock awarded, or the formula for determining the amount of Performance Share Phantom Stock payment, based on a Target Performance Share Award meaning the nominal shares awarded to a participant on a grant date pursuant to a Performance Share Phantom Stock Agreement, which shares are subject to vesting upon the achievement of a predetermined Fair Market Value price per share of Alion Common Stock. Failure to achieve the minimum threshold price shall result in the vesting of no Performance Phantom shares under the Plan. Achievement of a Fair Market Value per share equal to the predetermined target price per share shall result in the vesting of Performance Phantom Shares equal to the number of Target Performance Shares. Achievement of a Fair Market Value per share in excess of the predetermined target price per share shall result in the vesting of Performance Phantom Shares in excess of the number Target Performance Shares up to the maximum percentage specified in the underlying Performance Share Phantom Stock Agreement. Each such Phantom Stock Agreement shall be subject to the express terms and conditions of this Plan, and shall be subject to such other terms and conditions that, in the reasonable judgment of the Administrator, are appropriate and not inconsistent with this Plan. The Participant shall have none of the rights of a stockholder with respect to any shares of Phantom Stock.

5.3 Disqualified Persons. Subject to the other applicable provisions of the Plan, the Administrator may at any time and from time to time grant Phantom Stock to eligible Participants, as it determines. Notwithstanding the foregoing to the contrary, no grant of Phantom Stock may be made to any “Disqualified Person” (within the meaning of sections 409(p)(4) and 4979A of the Code) for any period during which the Corporation maintains the Alion Science and Technology Corporation Employee Ownership, Savings and Investment Plan (the “ESOP”) or any other employee stock ownership plan as described in and qualified under section 4975(e)(7) and 401(a) of the Code, respectively. Any grant of Phantom Stock made in violation of this edict shall be null and void ab initio. In addition, no grant of Phantom Stock may be made to any eligible individual if and to the extent that such grant would cause such individual to become a Disqualified Person.

5.4 Amount of Payment Upon Payout of Awards. Each share of Phantom Stock held by a Participant shall entitle the Participant to receive, subject to the provisions of the Plan and the

Phantom Stock Agreement, a payment having an aggregate value equal to the product of: (i) the Fair Market Value multiplied by (ii) the number of shares of Phantom Stock, or portion thereof, which are vested.

Article 6
RIGHT TO PAYMENT

6.1 Vesting.

     (a) For grants of Performance Share Phantom Stock awarded November 9, 2004, and thereafter, a Participant shall have no right to any share of Performance Share Phantom Stock until it is vested, except in the event of the Participant’s Death, Disability, or Involuntary Termination of Employment Without Cause, or a Change in Control as set forth in the Performance Shares Phantom Stock Agreement at Date of Grant. Vesting shall occur at the third anniversary of the Date of Grant. At vesting, a predetermined Target Performance Share Award stated in the Performance Shares Phantom Stock Agreement at Date of Grant, combined with the Fair Market Value of Common Stock in effect on the date of vesting, shall be used in the calculation of the actual number of shares of Performance Shares Phantom Stock that will be vested for all Participants.

     (b) For grants of Retention Phantom Stock awarded November 9, 2004, and thereafter, a Participant shall have no right to any share of Retention Phantom Stock until it is vested, except in the event of the Participant’s Death, Disability, or Involuntary Termination of Employment Without Cause, or a Change in Control as set forth in the Retention Phantom Stock Agreement at Date of Grant. Vesting shall occur in accordance with the applicable provisions expressed in the individual Retention Phantom Stock Agreements.

     6.2 Payment after Vesting

     (a) Payment Date. The date specified in the Performance Share Phantom Stock Agreement or Retention Phantom Stock Agreement executed by the Company and the Participant as of the initial Date of Grant, for the conversion of Performance Share Phantom Stock and/or Retention Phantom Stock into an amount certain in cash shall be the Payment Date. The Payment Date shall not be earlier than the date on which the Participant becomes 100% vested in the Performance Share Phantom Stock or Retention Phantom Stock covered by the respective Phantom Stock Agreement, except in the event of the Participant’s Death, Disability, or Involuntary Termination of Employment, as set forth in the respective Phantom Stock Agreement at Date of Grant. Nothing in this Plan shall be construed to require an identical Payment Date for any grants of Performance Share Phantom Stock or Retention Phantom Stock as of a particular date.

     (b) Termination of Employment. Except as set forth in Section 2 of the respective Phantom Stock Agreement, a Participant who has a Termination of Employment for any reason other than an Involuntary Termination Without

Cause, shall forfeit his or her rights to all unvested Awards. A Participant who suffers an Involuntary Termination Without Cause shall be paid out any vested amount as set forth in Section 2 of the respective Phantom Stock Agreement, determined by multiplying the vested number of Phantom Shares by the share price of one share of Alion Common Stock as of the last, most recent valuation thereof..

     (c) Death of a Participant. If a Participant dies prior to terminating employment with the Company but prior to the Payout Date, specified herein, the Participant shall be paid out any vested amount as set forth in Section 2 of the respective Phantom Stock Agreement, determined by multiplying the vested number of Phantom Shares by the share price of one share of Alion Common Stock as of the last, most recent valuation thereof.

     (d) Disability of a Participant. If a Participant ceases to be an Employee due to Disability, then the Participant shall be paid out any vested amount as set forth in Section 2 of the respective Phantom Stock Agreement, determined by multiplying the vested number of Phantom Shares by the share price of one share of Alion Common Stock as of the last, most recent valuation thereof.

     (e) Change in Control. Participants shall immediately vest in the Target Performance Share Award and Retention Phantom Stock Award, as specified in the respective Phantom Stock Grant Agreements and shall be paid out all such amounts, determined by multiplying the vested number of Phantom Shares as set forth in Section 3 of the respective Phantom Stock Agreement, by the share price of one share of Alion Common Stock as of the last, most recent valuation thereof.

     (f) Disqualified Persons. Prior to each vesting date for so long as the Company shall maintain an employee stock ownership plan, the Administrator shall determine whether a Participant is or will become a Disqualified Person (within the meaning of sections 409(p)(4) and 4979A of the Code as added by the Economic Growth and Tax Relief Reconciliation Act of 2001) as of such date. If a Participant is a Disqualified Person, then the full amount of the Award that has not yet vested shall be forfeited. If a Participant will become a Participant as of such date, then all or part of the Award that has not yet vested shall be forfeited to avoid causing such Participant to become a Disqualified Person. In all cases, any required forfeiture is to occur in reverse order of time at which the Company grants the Awards at issue. The provisions of this section 2(g) are to be applicable from and after the effective date of this Plan, notwithstanding that the Disqualified Person rules of sections 409(p)(4) and 4979A of the Code are not scheduled to become effective until a later date.

ARTICLE 7
PAYMENT OF PHANTOM STOCK BENEFITS

7.1 Amount and Timing of Payment.

     (a) For grants of Retention Phantom Stock, a Participant shall be entitled to a cash payment on the Payment Date, equal to the number of shares of Retention Phantom Stock multiplied by the Fair Market Value as of the Valuation Date coincident with or immediately preceding the Payment Date; provided, however, that in the case of payment due to a Change in Control, the Fair Market Value as of the date of the Change in Control or the immediately preceding Valuation Date, whichever is higher, shall be used. Except as provided in Section 7.3, the Company shall make payment on a Payment Date by the delivery to the Participant of cash in a lump sum sixty (60) days after the Payment Date, less any applicable withholdings required by the Code or other similar regulations.

     (b) For grants of Performance Share Phantom Stock, a Participant shall be entitled to a cash payment on a Payment Date, equal to the amount generated by the calculation of the Target Performance Share Award contained in individual Performance Share Phantom Stock Agreements; provided, however, that in the case of payment due to a Change in Control, the Fair Market Value as of the date of the Change in Control or the immediately preceding Valuation Date, whichever is higher, shall be used. Except as provided in Section 7.3, the Company shall make payment on a Payment Date by the delivery to the Participant of cash in a lump sum sixty (60) days after the Payment Date, less any applicable withholdings required by the Code or other similar regulations.

     (c) No payment shall be made in violation of any provisions of the Code and the rules and regulations thereunder.

7.2 Election to Defer Benefits. A Participant may elect to defer payment beyond the Payment Date for a period of not less than five years from such Payment Date. Any election to defer must be made not less than one year prior to the Payment Date and may not take effect until at least twelve months after the date such election is made. Any such election shall defer the affected payment into the Alion Science and Technology Executive Deferred Compensation Plan. If a Participant elects to defer payment beyond the initial Payment Date, no payments shall be made prior to the expiration of such deferral period unless such payment is related to the death or Disability of the Participant.

7.3 Discharge. Any payment made by the Company in good faith in accordance with the provisions of this Plan and a Participant’s Phantom Stock Agreement shall fully discharge the Company from all further obligations with respect to such payment and such Phantom Stock Agreement.

7.4 Withholding. The Company shall have the right to deduct from all amounts paid pursuant to the Plan any Federal, State or local income tax, social security contribution or other payroll taxes required by law, whether domestic or foreign, to be withheld with respect to such payments. The Company shall also have the right to deduct FICA contributions required at vesting from normal salary and wages or other cash compensation to be paid to the Participant

7.5 Modification of Permitted Elections. In the event of a change in law or regulation that may result in adverse tax consequences to a Participant as a result of exercising Phantom Stock shares after the shares become vested, or as a result of a deferral election permitted under Section

7.2, or the availability of any such election, the Administrator may require that Participants file any such election(s) earlier than the date or dates set forth above, or may limit the availability of any such election entirely.

ARTICLE 8
AMENDMENT AND TERMINATION

8.1 Amendment. The Board may amend the Plan at any time and from time to time, provided that (i) no amendment shall deprive any person of any rights granted under the Plan before the effective date of such amendment, without such person’s consent; and (ii) amendments may be subject to shareholder approval to the extent needed to comply with applicable law.

8.2 Termination. The Board reserves the right to terminate the Plan in whole or in part at any time, without the consent of any person granted any rights under the Plan. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

ARTICLE 9
TERM

The Plan shall be effective from the date that this Plan is approved by the Board. Unless sooner terminated by action of the Board, the Plan will terminate on November 9, 2014, but Awards granted before this termination date will continue to be effective in accordance with their terms and conditions.

ARTICLE 10
TRANSACTIONS

10.1 Adjustment of Number and Price of Shares. Any other provision of the Plan notwithstanding, if through, or as a result of, any merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, the outstanding shares of Common Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock or other securities, the Administrator shall make an appropriate or proportionate adjustment in the Awards as it deems appropriate, in its sole discretion. The adjustment by the Administrator shall be final, binding and conclusive.

10.2 Adjustments Due to Special Circumstances. The Administrator is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or of changes in applicable laws, regulations, or accounting principles, whenever the

Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

Article 11
MISCELLANEOUS PROVISIONS

11.1 No Guarantee of Employment. Neither the Plan nor any Award granted under the Plan shall confer upon any Participant any right with respect to continuance of employment by the Company. Participation in this Plan shall not be construed to confer upon any Participant the legal right to be retained in the employ of the Company or give any person any right to any payment whatsoever, except to the extent of the benefits provided for hereunder. Each Participant shall remain subject to discharge to the same extent as if this Plan had never been adopted. Nothing in this Plan shall prevent, interfere with or limit in any way the right of the Company to terminate a Participant’s employment at any time, whether or not such termination would result in: (i) the failure of any Award to vest; (ii) the forfeiture of any unvested or vested portion of any Award under the Plan; and/or (iii) any other adverse effect on the Participant’s interests under the Plan.

11.2 No Rights as a Shareholder. A Participant shall not have any rights as a shareholder with respect to any shares of Phantom Stock.

11.3 Indemnification of Board and Plan Administrator. No member of the Board or the Administrator, nor any officer or Employee of the Company acting on behalf of the Board or the Administrator, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Administrator and each and any officer or Employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination, or interpretation.

11.4 Effect of the Plan. Neither the adoption of this Plan nor any action of the Board or the Administrator shall be deemed to give any person any right to be granted an Award or any other rights except as may be evidenced by a Phantom Stock Agreement, or any amendment thereto, duly authorized by the Administrator and executed on behalf of the Company, and then only to the extent and upon the terms and conditions expressly set forth therein.

11.5 Non-Assignability. Phantom Stock granted to a Participant may not be transferred or assigned other than by will or by the laws of descent and distribution. If the Participant attempts to alienate, assign, pledge, hypothecate, or otherwise dispose of his Phantom Stock or any right thereunder, except as provided for in this Plan or the Phantom Stock Agreement, or in the event of any levy, attachment, execution, or similar process upon the right or interest conferred by this Plan or the Phantom Stock Agreement, the Administrator shall terminate the Participant’s Phantom Stock by notice to him, and it shall thereupon become null and void.

11.6 Restrictive Legends. The Company may at any time place legends referencing any restrictions described in the Phantom Stock Agreement and any applicable federal or state securities law restrictions on all Awards.

11.7 Company Charter and Bylaws. This Plan is subject to the charter and by-laws of the Company, as they may be amended from time to time.

11.8 No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other person. To the extent that any Participant or other person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company; however, in the event of commencement of a voluntary or involuntary case of bankruptcy against or by the Company, all vested and unvested Awards made hereunder shall be canceled and void.

11.9 Governing Law. All questions arising with respect to this Plan and any Phantom Stock Agreement executed hereunder shall be determined by reference to the laws of the State of Delaware in effect at the time of their adoption and execution, respectively, without implementing its laws regarding choice of law.

     IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed as of November 9, 2004, and certifies that the foregoing Plan was duly adopted by the Board of the Company on November 9, 2004.

Alion Science and Technology Corporation

By:	/s/Bahman Atefi

Chief Executive Officer

Attest:

Secretary